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                                                                    EXHIBIT 10.4

                                    AGREEMENT

The following are the terms and conditions for Southeast Financial Holdings, Inc. providing consulting services to the management and directors of GBC Bancorp, Inc.

I.       SERVICES AND DUTIES

         (A)      Timetables
                  Southeast Financial Holdings, Inc. will advise the management and Board of Directors of GBC Bancorp, Inc. on the establishment of a comprehensive plan for the development and execution of the company's stock offering. Southeast Financial Holdings, Inc. will assist the bank's management in establishing a computer database that will enable the bank's management and directors to gauge the progress of the capital raising campaign on a daily basis.

         (B)      Coordination of Media Campaigns

                  Public Relations (Free Advertising)
                  Southeast Financial Holdings, Inc. will prepare written news releases regarding the bank, as well as the officers and directors. These releases, which are subject to approval, are intended to enhance interest in the bank.

                  Media Announcements (Paid Advertising)
                  Southeast Financial Holdings, Inc. will prepare all layout and design work for the bank's "tombstone" announcements with coupons, and will advise on placement and related marketing factors, such as location in newspaper, style of announcement, and announcement identification techniques.

         (C)      Marketing Overview
                  Southeast Financial Holdings, Inc. will advise management (Monday through Friday, weekends if necessary) how best to coordinate all aspects of the company's marketing campaign, including advice as to proven marketing techniques which have been successful in other Denovo bank stock offerings. Southeast Financial Holdings, Inc. will make sure the bank's management and directors are committed to the marketing campaign, as this is an essential point to a timely completion of the stock sale. Recommendations will be made on how to allocate each director's fund raising responsibilities. Advice will be offered to all officers and directors as to proven marketing techniques that will enable them to maximize their efforts. Included will be suggested form letters and notices. Investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions are the best settings for introducing the bank to potential investors.

         (D)      IRA KEOGH, Pension and Profit Sharing Suitability
                  Southeast Financial Holdings, Inc. will work with the officers and management of the bank in processing all retirement account purchases shares through the various types of retirement accounts that potential investors may have already established.


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                  If potential investors wish to use retirement funds to invest in the bank's stock, but do not have a retirement account established or have a custodian that will not process this type of transaction, Southeast Financial Holdings, Inc. will seek out those retirement custodians who will allow such a transaction. Southeast Financial Holdings, Inc. will oversee all retirement account transactions to ensure they are properly initiated and completed.

II.      FEE ARRANGEMENT

         (A) Southeast Financial Holdings, Inc. will be paid the sum of $7,500.00 upon the acceptance of this Agreement, thereafter Southeast Financial Holdings, Inc. will receive the sum of $20,000.00 per month (paid upon the 25th of each month) unless terminated by GBC Bancorp, Inc., for the term of this Agreement or until the Agreement is terminated as provided herein.

III.     TERM OF AGREEMENT
         This Agreement shall begin July 25, 2001, and shall end August 25, 2001. This contract may be extended at the Bank's discretion.

         The undersigned agree to the terms and conditions as outlined in this Agreement.

                               /s/ Lee Bradley
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                               Lee Bradley, President
                               Southeast Financial Holdings, Inc.


                               /s/ John T. Hopkins
                               ------------------------------------------------
                               John T. Hopkins, Executive Vice President/CFO GBC Bancorp, Inc.


                               07-25-01
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                               Date